EXHIBIT 10.1

AMENDMENT AGREEMENT NUMBER TWO

This Amendment Agreement Number Two (this “Agreement”) is entered into as of December 3, 2015, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”) with reference to the following facts:

A.           On February 25, 2015, the Company, in connection with a public offering of units of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative of the several underwriters, and amended the Underwriting Agreement on February 27, 2015.  Pursuant to the Underwriting Agreement, as amended, the Company sold approximately 2,724,000 units, with each unit consisting of one share of Series E Convertible Preferred Stock and eight Series C Warrants, as amended (the “Series C Warrants”). The Series C Warrants were previously amended on June 23, 2015 and September 21, 2015. Capitalized terms not defined herein shall have the meaning as set forth in the Series C Warrants, as amended.

B.           The Investor currently holds such aggregate number of Series C Warrants as specified on the signature page of such Investor (collectively, the “Investor Warrants”).

C.           Each of the Company and the Investor desires to amend the Investor Warrants as further provided herein.

D.           In compliance with Section 9 of the Series C Warrants, this Agreement shall only be effective upon the execution and delivery of this Agreement and agreements in form and substance identical to this Agreement (the “Other Agreements”, and together with this Agreement, the “Agreements”) by other holders of Series C Warrants (each, an “Other Holder”) which, together with the Investor, represent holders of Series C Warrants then exercisable for an aggregate number of shares of Common Stock equal to at least 66.7% of the number of shares of Common Stock issuable upon exercise of all Series C Warrants outstanding as of such time of determination (disregarding all limitations on exercise set forth in the Series C Warrants) (the “Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendments to Series C Warrants.  As of the Effective Time, each of the Series C Warrants shall be amended as follows:

a.           Section 1(h) of the Series C Warrants is hereby amended as follows:

“Sub-section (b) thereof which currently begins “(b) commencing upon the first time that an Authorized Share failure shall occur…” is hereby amended to read “(b) commencing upon the first day that any Authorized Share Failure shall occur…”

b.	Section 1 is hereby amended to add Section 1(i) as follows:

“(i)           Mandatory Exercise. At 5:00 p.m. (New York City time) on the Trading Day that is twenty five (25) Trading Days (the “Mandatory Exercise Time”) after an amendment to the Company’s certificate of incorporation, as amended, goes effective with the Delaware Secretary of State that increases the Company’s available authorized shares of common stock, either through an increase in authorized shares of common stock and/or through a reverse stock split, to meet the Required Reserve Amount and eliminate the Authorized Share Failure (“Authorized Share Amendment Date”), this Warrant, along with all then outstanding Purchased Warrants, will automatically be deemed exercised pursuant to Section 1(d) hereof and the Company will deliver to the Holder of this Warrant shares of Common Stock equal to the “Net Number” of shares of Common Stock to be delivered as determined by the formula in Section 1(d) hereof for settlement in shares of Common Stock, delivery to occur pursuant to the exercise and delivery procedures of this Warrant; provided however, that if delivery of shares of Common Stock would result in the Holder or any of its Affiliates beneficially owning in excess of 4.99% of the Common Stock (such beneficial ownership to be calculated in the same manner set forth in Section 1(f) hereof), then the Company will issue and deliver to the Holder: (A) such number of shares of Common Stock to bring the Holder’s beneficial ownership equal to 4.99% and (B) such number of pre-funded rights (“Pre-Funded Rights”) in the Company, exercisable at any time without any additional payment upon notice to the Company, to acquire such number of shares of Common Stock equal to the remaining shares of Common Stock due to be delivered pursuant to Section 1(d) thereof such that the aggregate number of shares of Common Stock delivered under (A) plus the number of shares of Common Stock acquirable upon exercise of the Pre-Funded Rights equals the “Net Number” of shares of Common Stock to be delivered. The Pre-Funded Rights will contain a provision limiting the exercise or exchange of such Pre-Funded Rights substantially identical to Section 1(f) hereof. In connection with the mandatory exercise of this Warrant pursuant to this Section, the Holder hereby agrees to use its commercially reasonable efforts to assist the Company in completing such exercise, including but not limited to, executing and delivering to the Company a completed and duly executed Exercise Notice for this Warrant in its entirety. The Holder agrees that its failure to cooperate with the Company and deliver an Exercise Notice may result in a delay of delivery of the shares of Common Stock or Pre-Funded Rights and that to the extent such delay is attributable to such Holder’s failure to cooperate, the Company shall not be liable to the Holder for such delay, including pursuant to Section 1(c) hereof. If from the Authorized Share Amendment Date through the Mandatory Exercise Time, as may be adjusted pursuant to this provision, either (a) an Authorized Share Failure occurs or is occurring and this Warrant is subject to a Standstill Period or (b) the Common Stock is subject to a Trading Halt, then the Mandatory Exercise Time will be delayed one Trading Day for every Trading Day of such Standstill Period or such Trading Halt, provided that if this Warrant is subject to both a Standstill Period and a Trading Halt on the same Trading Day, the Mandatory Exercise Time will only be extended by one Trading Day.”

c.           Section 2(a) of the Series C Warrants is hereby amended to add the following sentence to the end of such section:

“Any other calculation made pursuant to the provisions of this Warrant occcuring immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution or for any such stock split, shall be adjusted accordingly to reflect the dividend, distribution or stock split, inlcuding specifically, but without limitation, an adjustment to the Closing Bid Price used to calculate the “Net Number” of shares of Common Stock to be delivered pursuant to Section 1(d) hereof.”

d.           Section 6 of the Series C Warrants is hereby amended to add the following sentence to the end of such section:

“Notwithstanding anything in this Warrant to the contrary, with respect to any given number of Warrant Shares issuable upon exercise of this Warrant (except to the extent the Company does not have sufficient authorized shares of common stock available to effect such exercise of this Warrant), the Holder hereby acknowledges and agrees that the Holder shall not own, and shall be prohibited from representing to any Person that such Holder owns, such Warrant Shares “long” (as defined pursuant to Regulation SHO of the Securities Exchange Act of 1934, as amended) until such time as the Holder shall have delivered an irrevocable Exercise Notice with respect to such Warrant Shares to the Company pursuant to Sections 1(a) or 1(d) of this Agreement.”

e.           The following definitions will be inserted into Section 16 of the Series C Warrants, mutatis mutandis with respect to the section numbers in such section:

““Trading Halt” means any Trading Day on which the Common Stock does not trade on any Eligible Market either by reason of a suspension in trading, a trading halt or otherwise.”

2.           Acknowledgements.  The Company hereby confirms and agrees that (i) except with respect to the amendments set forth in Section 1 above as of the Effective Time, the Series C Warrants shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Investor except to the extent set forth herein. As of the Effective Time, the Series C Warrants will be fully amended and restated to reflect the amendments set forth in Section 1 above and the form of such amended and restated Series C Warrant will be substantially as attached hereto as Exhibit A.

3.           Fees, Expenses, Taxes.  Each party to this Agreement shall bear its own expenses in connection with the transactions contemplated hereby.

4.           Disclosure of Transactions and Other Material Information.  On or before 9:30 a.m., New York City time, on December 9, 2015, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching a copy of the form of this Agreement as an exhibit to such Current Report on Form 8-K (including all attachments, schedules and exhibits thereto, the “8-K Filing”). From and after the filing of the 8-K Filing with the Securities and Exchange Commission, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in such 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Investor.  To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Investor without such Investor’s consent, the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

5.           Representations and Warranties.

(a)           Each Investor, as to itself only, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Effective Date:

(i)           Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement.

(ii)           Ownership of Investor Warrants.  The Investor owns and holds, both beneficially and of record, the entire right, title, and interest in and to the Investor Warrants free and clear of all Encumbrances (as defined below). The Investor has full power and authority to transfer and dispose of the Investor Warrants to the Company free and clear of any Encumbrance.  There is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Investor Warrants. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future other than encumbrances by one or more brokers of the Investor and encumbrances under federal or state securities laws.

(iii)           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iv)           No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (I) result in a violation of the organizational documents of the Investor, (II) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (III) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (II) and (III) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(b)         The Company represents and warrants to the Investor that, as of the date hereof and as of the Effective Date:

(i)           Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.

(ii)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby has been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors, shareholders or other governing body.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(iv)           No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (I) result in a violation of the organizational documents of the Company or any share capital of the Company, (II) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (III) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (II) or (III) above, to the extent that such violations could not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

(vi)           Consents.  Neither the Company nor any of its subsidiaries (the “Subsidiaries”) is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations contemplated hereby.  All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof (or in the case of filings, will be made timely after the date hereof), and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registrations, applications or filings contemplated hereby. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

6.           Independent Nature of Investor Obligations and Rights.  The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Holder, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement.  Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or  any Other Agreement.  The Company and the Investor

confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or, any Other Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

7.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

11.           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

12.           Amendments.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor.

13.           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.           Notice.  Whenever notice is required to be given under this Agreement, unless otherwise provided herein, such notice shall be given to such address as set forth on the signature page of such party.

15.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

16.           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CONSENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

 [Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

INVESTOR:

By:
Name:
Title:

Address for Notices:_________________________________________

_________________________________________________________

_________________________________________________________

Aggregate number of Series C Warrants held by the Investor (without regard to any limitation on exercise set forth therein):

_________________________________________________________

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

THE COMPANY:
GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

Address for Notices:

Great Basin Scientific, Inc.
2441 South 3850 West
Salt Lake City, UT   84120
Attention:  Chief Executive Officer
Facsimile: (801) 990-1051
E-Mail:  rashton@gbscience.com
               jrona@gbscience.com

Exhibit A

Form of Amended and Restated Series C Warrant

[see attached]